
                                                                                     Exhibit 11
===============================================================================================
COMPUTATION OF NET INCOME PER SHARE
===============================================================================================
                                                                  Quarter Ended
                                                   March 31, 1995               March 31, 1994
===============================================================================================

PRIMARY

Computation of income per common
 and common equivalent share:

 Net income (loss)                                      $(272,972)                  $   36,485
                                                        ==========                  ==========

 Average shares outstanding                             3,292,440                    3,224,478

 Add shares applicable to stock
  options & warrants (1)                                     -                         167,679

 Add shares applicable to stock
  options & warrants prior to
  conversion,  using average market
  price prior to conversion (1)                              -                           9,454

  Total shares                                          3,292,440                    3,401,611
                                                       ===========                   ==========

  Per common share:
   Net income (loss) (1)                               $    (0.08)                   $     0.01
                                                       ===========                   ==========

(1) Shares applicable to warrants and stock options are antidilutive for the quarter ended March 31, 1995, and thus, are excluded from the calculation of net loss per common share.

                                                                              Exhibit 11-page 2
===============================================================================================


COMPUTATION OF NET INCOME PER SHARE
=============================================================================================================
                                                                                 Quarter Ended
                                                                  March 31, 1995               March 31, 1994
=============================================================================================================



FULLY DILUTED

Computation of income per common
 and common equivalent share:

 Net income (loss)                                                    $(272,972)                    $   36,485
                                                                      ==========                    ==========

 Average shares outstanding                                           3,292,440                      3,224,478

 Add shares applicable to stock
  options & warrants (1)                                                      -                        167,679

 Add shares applicable to stock
  options & warrants prior to
  conversion,  using average market
  price prior to conversion (1)                                               -                          9,576

  Total shares                                                        3,292,440                      3,401,733
                                                                     ===========                    ==========

  Per common share:
   Net income (loss) (1)                                             $    (0.08)                    $     0.01
                                                                     ===========                    ==========

(1) Shares applicable to warrants and stock options are antidilutive for the quarter ended March 31, 1995, and thus, are excluded from the calculation of net loss per common share.